UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 15, 2022

Aquestive Therapeutics, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	001-38599	82-3827296
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

30 Technology Drive
Warren, NJ 07059
(908) 941-1900
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Not Applicable
(Former name or former address, if changed since last report)

________________________________________________________________________________________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	AQST	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Compensation Committee (the "Compensation Committee") of the Board of Directors (the "Board") of Aquestive Therapeutics, Inc. (the "Company") approved a formal Employment Agreement (the “Agreement”) with Daniel Barber, the Company’s President and Chief Executive Officer, and the Company entered into the Agreement with Mr. Barber as of July 15, 2022. Mr. Barber was appointed as the Company's President and Chief Executive Officer on May 17, 2022, following his many years of service as the Chief Operating Officer and executive officer of the Company.

In recognition of Mr. Barber’s responsibilities as the Company’s President and Chief Executive Officer, and based upon comparisons to peer organizations with similar activities and risk profiles, the Company agreed to pay Mr. Barber an annual base salary of $600,000 commencing as of May 17, 2022.

The term of the Agreement commenced as of July 15, 2022 and will continue until terminated in accordance with its terms ("Employment Term"). Under the Agreement, Mr. Barber's annual base salary is subject to annual review for possible increase by the Board and/or Compensation Committee. Mr. Barber is eligible for a target annual performance bonus of at least sixty percent (60%) of his base salary for each calendar year, provided the Company and Mr. Barber each achieves performance targets established by the Board or the Compensation Committee. Under the Agreement, Mr. Barber received an award of one hundred thousand (100,000) stock options granted under the Company’s 2018 Equity Incentive Plan, effective as of the first day permitted after date of the Agreement, as provided under the Company's Equity Grant Policy (the “Grant Date”). These stock options will have an exercise price equal to the fair market value of the Company’s stock on the Grant Date and will vest Twenty-five Percent (25%) on the first and second anniversaries of the Grant Date with the remaining Fifty Percent (50%) vesting on the third anniversary of the Grant Date.

Mr. Barber is eligible to participate in other employee incentive plans and equity-based compensation awards of the Company during the Employment Term at the times and in the amounts as the Board and/or Compensation Committee, in its or their discretion, may determine.

Mr. Barber is eligible to participate in the Company’s employee benefit plans, including medical, dental and vision insurance plans. Mr. Barber is also eligible to participate in the Company’s enhanced life insurance and disability benefits as provided to other executive officers of the Company.

In the event that Mr. Barber’s employment is terminated by the Company without Cause (as defined under the Agreement), or he terminates his employment for Good Reason, other than in connection with a Change in Control (both terms as defined in the Agreement), in addition to certain accrued payments, Mr. Barber will be entitled to receive, subject to the delivery of a fully effective release of claims and continued compliance with restrictive covenant obligations, the following:

(i) a cash payment consisting of the sum of any previously unpaid base salary earned by him through the date on which his employment terminates, any unpaid annual bonus earned by him for the year preceding the year in which his employment terminates, and any accrued and unused vacation pay for the year in which his employment terminates;
(ii) any benefits under any plans of the Company in which he is a participant, to the full extent of his (or his beneficiaries’) rights under such plans;
(iii) a cash payment consisting of his pro rata bonus for the year of termination;
(iv) monthly payments for a period of twelve (12) months (the “Severance Period”) following the termination of his employment equal to 1/12 of the sum of his base salary and target annual bonus (in each case determined without regard to any reduction prior to the termination of his employment);
(v) continuing coverage under the Company’s group health and life insurance plans in which he is a participant immediately before the termination of his employment (or any successor plans), at the same levels and on the same terms and conditions as are provided to similarly situated executives during the Severance Period (or, if such coverage is not permitted by law or the applicable plan, the cash equivalent of such coverage, grossed up if and to the extent necessary to negate the tax impact of such payment and to negate the tax impact of the gross-up payment); and
(vi) full and immediate vesting of outstanding unvested stock options, restricted stock units, stock appreciation rights, restricted stock and other equity-based compensation awards with any of the foregoing that are or become vested upon termination of his employment by the Company without Cause or by him for Good Reason remaining exercisable, as applicable, for at least one year after the date his employment terminates or, if earlier, until the expiration of the stated term of the award.

If Mr. Barber’s employment is terminated by the Company without Cause or he terminates his employment for Good Reason, in conjunction with a Change in Control, he would be entitled to an immediate cash payment of an amount equal to eighteen (18) months of his base salary and 1.5 times the target annual bonus (in each case determined without regard to any reduction prior to the termination of his employment); and the benefit continuation period will commence on the date his employment terminates and expire eighteen (18) months from such date of termination.

The foregoing is a summary of the material terms of the Agreement and is qualified in its entirety by reference to the Agreement.

There is no arrangement or understanding with any other person pursuant to which Mr. Barber was appointed as President and Chief Executive Officer, and there are no family relationships between Mr. Barber and any director or executive officer of the Company. Additionally, there are no transactions involving Mr. Barber that would be required to be reported under Item 404(a) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 19, 2022	Aquestive Therapeutics, Inc.

	By:	/s/ A. Ernest Toth, Jr
Name: A. Ernest Toth, Jr
Title: Chief Financial Officer
(Principal Financial Officer)